Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen - Managing Director, Communications - (615) 263-3107

CCA ANNOUNCES CORPORATE RESTRUCTURING

AND COST REDUCTION PLAN

NASHVILLE, Tenn. – September 27, 2016 – Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), America’s largest owner of partnership correctional, detention, and reentry facilities, today announced a restructuring of the Company’s corporate operations and implementation of a cost reduction plan. CCA expects that 50 to 55 full time positions will be eliminated as a result of the restructuring, or approximately 12% of the corporate workforce at its headquarters. The restructuring realigns the corporate structure to more effectively serve facility operations and support the progression of CCA’s business diversification strategy.

CCA expects to report a charge in the third quarter of 2016 of approximately $4.0 million associated with this restructuring. This charge primarily consists of cash payments for severance and related benefits to terminated employees and a non-cash charge associated with the voluntary forfeiture by CCA’s chief executive officer of a restricted stock unit award, as further described hereafter. The impact of these staffing reductions, together with the implementation of the cost reduction plan, are expected to result in expense savings of approximately $9.0 million in 2017, most of which are general and administrative expenses. A substantial portion of these expense savings will commence in the fourth quarter of 2016.

“Recognizing the continuing evolution of our core corrections and detention businesses, and our strategy to grow our reentry and real estate platforms, we conducted a thorough review of our corporate structure to optimize our support of both existing and future operations,” said Damon T. Hininger, CCA’s President and Chief Executive Officer. “Proactively addressing the challenges and opportunities of our business means very difficult decisions must be made, and our most immediate concern is for the welfare of the employees affected by the restructuring,” continued Hininger. “Together with the ongoing initiatives that are diversifying our business model, I am confident this restructuring and cost reduction plan will better position CCA for long-term value creation for our shareholders.”

In support of the cost reduction plan, Mr. Hininger volunteered to forfeit restricted stock units awarded to him on February 19, 2016, and requested CCA’s compensation committee to not award him any equity-based compensation in 2017. This includes the forfeiture of all accrued dividend equivalents that would have been paid to Mr. Hininger thereunder. The fair value of the forfeited restricted stock unit award on the grant date of February 19, 2016 was $2.0 million. Unrecognized compensation expense on this award of approximately $1.7 million is included in the estimated restructuring charge.

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

“This entirely voluntary gesture by Damon regarding his compensation demonstrates the serious and personal way the team is working to ensure CCA is poised for long-term success,” said Mark A. Emkes, Non-Executive Chairman of CCA’s Board of Directors. “In my experience, this type of gesture is rare but it is a testament to Damon’s leadership and character, and he has the Board’s gratitude and full support. We are confident the company will be well positioned for the future under his guidance.”

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities and one of the largest prison operators in the United States. We own or control 74 correctional, detention and reentry facilities, with a design capacity of approximately 75,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community reentry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare offenders for their successful reentry into society upon their release.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events – such as CCA’s workforce reduction (and the expected related restructuring charge and the expected impact on future expenses) – that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) the inherent uncertainty regarding the timing and amount of severance and other costs, and the potential resulting future savings, associated with the restructuring and the related workforce reduction, (ii) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (iii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iv) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (v) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize current available beds and new capacity as new development and expansion projects are completed; (vi) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services by the U.S. Department of Justice and the Department of Homeland Security; (vii) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s utilization of out-of-state private correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (viii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (ix) the ability to attract and retain key personnel; (x) escalation in salaries, wages, incentives and the costs of providing employee health care; (xi) our ability to meet and maintain qualification for taxation as a REIT; (xii) the availability of debt and equity financing on terms that are favorable to us; and (xiii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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